February 27, 2013

Direxion Shares ETF Trust

1301 Avenue of the Americas (6th Avenue)

35th Floor

New York, NY 10019

Ladies and Gentlemen:

We have acted as counsel to Direxion Shares ETF Trust, a Delaware statutory trust (the “Trust”), in connection with Post-Effective Amendment No. 82 (the “Post-Effective Amendment”) to the Trust’s registration statement on Form N-1A (File Nos. 333-150525; 811-22201) (the “Registration Statement”), to be filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about February 26, 2013, registering an indefinite number of shares of beneficial interest in the series of the Trust listed on Schedule A attached hereto (the “Shares”) under the Securities Act of 1933, as amended (the “Securities Act”).

This opinion letter is being delivered at your request in accordance with the requirements of paragraph 29 of Schedule A of the Securities Act and Item 28(i) of Form N-1A under the Securities Act and the Investment Company Act of 1940, as amended (the “Investment Company Act”).

For purposes of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the relevant portions of the prospectuses and statements of additional information (collectively, the “Prospectus”) filed as part of the Post-Effective Amendment;

(ii)	the Trust’s certificate of trust, governing instrument and bylaws in effect on the date of this opinion letter;

(iii)	the resolutions adopted by the trustees of the Trust relating to the Post-Effective Amendment, the establishment and designation of the Shares of each series and the authorization for issuance and sale of the Shares; and

(iv)	the exemptive order applicable to the Trust issued by the Commission under the Investment Company Act (the “Exemptive Order”).

We also have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinions, we have relied on a certificate of an officer of the Trust. We have not independently established any of the facts on which we have so relied.

For purposes of this opinion letter, we have assumed the accuracy and completeness of each document submitted to us, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed, or photostatic copies thereof, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have further assumed the legal capacity of natural persons, that persons identified to us as officers of the Trust are actually serving in such capacity and that the representations of officers of the Trust are correct as to matters of fact. We have also assumed compliance by the applicants with each of the conditions contained in the application, as amended, for the Exemptive Order. We have not verified any of those assumptions.

The opinions expressed in this opinion letter are based on the facts in existence and the laws in effect on the date hereof and are limited to the Delaware Statutory Trust Act and the provisions of the Investment Company Act that are applicable to equity securities issued by registered open-end investment companies. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of any other laws.

Based upon and subject to the foregoing, we are of the opinion that (1) the Shares to be issued pursuant to the Post-Effective Amendment when issued and paid for by the purchasers upon the terms described in the Post-Effective Amendment and the Prospectus, will be validly issued, and (2) under the Delaware Statutory Trust Act, purchasers of Shares will have no obligation to make further payments for their purchase of Shares or contributions to the Trust or its creditors solely by reason of their ownership of Shares.

This opinion is rendered solely in connection with the filing of the Post-Effective Amendment and supersedes any previous opinions of this firm in connection with the issuance of Shares. We hereby consent to the filing of this opinion with the Commission in connection with the Post-Effective Amendment and to the reference to this firm under the heading “Legal Counsel” in the Prospectus. In giving our consent we do not thereby admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ K&L Gates LLP

SCHEDULE A

Direxion Daily Dow 30 Bull 3X Shares	Direxion Daily Dow 30 Bear 3X Shares

Direxion Daily Mid Cap Bull 3X Shares	Direxion Daily Mid Cap Bear 3X Shares

Direxion Daily S&P 500 Bull 3X Shares	Direxion Daily S&P 500 Bear 3X Shares

Direxion Daily Small Cap Bull 3X Shares	Direxion Daily Small Cap Bear 3X Shares

Direxion Daily Total Market Bull 3X Shares	Direxion Daily Total Market Bear 3X Shares

Direxion Daily Brazil Bull 3X Shares	Direxion Daily Brazil Bear 3X Shares

Direxion Daily Canada Bull 3X Shares	Direxion Daily Canada Bear 3X Shares

Direxion Daily China Bull 3X Shares	Direxion Daily China Bear 3X Shares

Direxion Daily Developed Markets Bull 3X Shares	Direxion Daily Developed Markets Bear 3X Shares

Direxion Daily Emerging Markets Bull 3X Shares	Direxion Daily Emerging Markets Bear 3X Shares

Direxion Daily European Bull 3X Shares	Direxion Daily European Bear 3X Shares

Direxion Daily India Bull 3X Shares

Direxion Daily Indonesia Bull 3X Shares	Direxion Daily Indonesia Bear 3X Shares

Direxion Daily Latin America Bull 3X Shares

Direxion Daily Malaysia Bull 3X Shares	Direxion Daily Malaysia Bear 3X Shares

Direxion Daily Russia Bull 3X Shares	Direxion Daily Russia Bear 3X Shares

Direxion Daily South Korea Bull 3X Shares	Direxion Daily South Korea Bear 3X Shares

Direxion Daily Taiwan Bull 3X Shares	Direxion Daily Taiwan Bear 3X Shares

Direxion Daily Thailand Bull 3X Shares	Direxion Daily Thailand Bear 3X Shares

Direxion Daily Turkey Bull 3X Shares	Direxion Daily Turkey Bear 3X Shares

Direxion Daily Basic Materials Bull 3X Shares

Direxion Daily Commodity Related Bull 3X Shares	Direxion Daily Commodity Related Bear 3X Shares

Direxion Daily Gold Miners Bull 3X Shares	Direxion Daily Gold Miners Bear 3X Shares

Direxion Daily Healthcare Bull 3X Shares

Direxion Daily Industrial Bull 3X Shares	Direxion Daily Industrial Bear 3X Shares

Direxion Daily Junior Gold Miners Index Bull 3X Shares	Direxion Daily Junior Gold Miners Index Bear 3X Shares

Direxion Daily Natural Gas Related Bull 3X Shares	Direxion Daily Natural Gas Related Bear 3X Shares

Direxion Daily Regional Banks Bull 3X Shares	Direxion Daily Regional Banks Bear 3X Shares

Direxion Daily Retail Bull 3X Shares

Direxion Daily Semiconductor Bull 3X Shares	Direxion Daily Semiconductor Bear 3X Shares

Direxion Daily Silver Miners Bull 3X Shares	Direxion Daily Silver Miners Bear 3X Shares

Direxion Daily Utilities Bull 3X Shares	Direxion Daily Utilities Bear 3X Shares

Direxion Daily Clean Energy Bull 3X Shares	Direxion Daily Clean Energy Bear 3X Shares

Direxion Daily Energy Bull 3X Shares	Direxion Daily Energy Bear 3X Shares

Direxion Daily Financial Bull 3X Shares	Direxion Daily Financial Bear 3X Shares

Direxion Daily Real Estate Bull 3X Shares	Direxion Daily Real Estate Bear 3X Shares

Direxion Daily Technology Bull 3X Shares	Direxion Daily Technology Bear 3X Shares

Direxion Daily 7-10 Year Treasury Bull 3X Shares	Direxion Daily 7-10 Year Treasury Bear 3X Shares

Direxion Daily 20+ Year Treasury Bull 3X Shares	Direxion Daily 20+ Year Treasury Bear 3X Shares

Direxion Daily Corporate Bond Bull 3X Shares	Direxion Daily Corporate Bond Bear 3X Shares

Direxion Daily High Yield Bull 3X Shares	Direxion Daily High Yield Bear 3X Shares

Direxion Daily Municipal Bond Taxable Bull 3X Shares

Direxion Daily TIPs Bull 3X Shares	Direxion Daily TIPs Bear 3X Shares

Direxion Daily Total Bond Market Bull 3X Shares

Direxion Daily Dow 30 Bear 1X Shares	Direxion Daily Large Cap Bear 1X Shares

Direxion Daily Small Cap Bear 1X Shares	Direxion Daily Total Market Bear 1X Shares

Direxion Daily 7-10 Year Treasury Bear 1X Shares	Direxion Daily 20+ Year Treasury Bear 1X Shares

Direxion Daily Corporate Bond Bear 1X Shares	Direxion Daily Municipal Bond Taxable Bear 1X Shares

Direxion Daily Total Bond Market Bear 1X Shares	Direxion Daily Developed Markets Bear 1X Shares

Direxion Daily Emerging Market Bear 1X Shares	Direxion All Cap Insider Sentiment Shares

Direxion S&P 500 DRRC Index Volatility Response Shares	Direxion S&P 600 DRRC Index Volatility Response Shares

Direxion NASDAQ-100 Equal Weighted Index Shares	Direxion DWS NASDAQ Volatility Index Response Shares

Direxion Daily Small Cap Bull 2X Shares	Direxion Daily Small Cap Bear 2X Shares

Direxion Daily Large Cap Bull 2X Shares	Direxion Daily Large Cap Bear 2X Shares

Direxion Daily Dow 30 Bull 2X Shares	Direxion Daily Dow 30 Bear 2X Shares

Direxion Daily 20+ Year Treasury Bull 2X Shares	Direxion Daily 20+ Year Treasury Bear 2X Shares

IndiaShares Fixed-Income Shares	IndiaShares Mid- & Small-Cap Shares

IndiaShares Consumer Shares	IndiaShares Energy & Utilities Shares

IndiaShares Financial Shares	IndiaShares Industrial Shares

IndiaShares Infrastructure Shares	IndiaShares Materials Shares

IndiaShares Technology & Telecommunication Shares